As filed with the Securities and Exchange Commission on November 27, 2013

Registration No. 333-190056

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 6 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of registrants as specified in charter)

Maryland	6798	45-2482685
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

405 Park Avenue
New York, New York 10022
(212) 415-6500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Nicholas S. Schorsch
Chief Executive Officer
American Realty Capital Properties, Inc.
405 Park Avenue
New York, New York 10022
(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Peter M. Fass, Esq. Steven L. Lichtenfeld, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000	Michael J. Aiello, Esq. Matthew J. Gilroy, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Richard A. Silfen, Esq. Darrick M. Mix, Esq. Duane Morris LLP 30 South 17th Street Philadelphia, PA 19103 (215) 979-1000

Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer) ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 6 (“Amendment No. 6”) to the Registration Statement on Form S-4 of American Realty Capital Properties, Inc. (the “Registration Statement”) is being filed solely to amend the Exhibit Index and to file Exhibits 4.2, 5.1, 8.1, 21.1, 23.1, 23.2 and 99.2 to the Registration Statement, as well as XBRL interactive data. No other changes have been made to the Registration Statement. Accordingly, this Amendment No. 6 consists solely of the facing page, this explanatory note, Part II and the Exhibit Index.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The charter of ARCP contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which ARCP’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by ARCP or in ARCP’s right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (2) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

ARCP’s charter obligates ARCP, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or (2) any individual who, while a director or officer of ARCP and at ARCP’s request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

ARCP’s charter also permits ARCP to indemnify and advance expenses to any person who served a predecessor of ARCP’s in any of the capacities described above and to any employee or agent of ARCP or a predecessor of ARCP.

ARCP is party to indemnification agreements with each of its directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

ARCP has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling ARCP for liability arising under the Securities Act, ARCP has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 22. Undertakings

The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus, which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of November, 2013.

American Realty Capital Properties, Inc.

By:	/s/ Nicholas S. Schorsch Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Chairman and Chief Executive Officer (Principal Executive Officer)	November 27, 2013
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	President, Treasurer, Secretary and Director	November 27, 2013
/s/ Peter M. Budko Peter M. Budko	Executive Vice President and Chief Investment Officer	November 27, 2013
/s/ Brian S. Block Brian S. Block	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 27, 2013
/s/ Lisa Beeson Lisa Beeson	Chief Operating Officer	November 27, 2013
/s/ William M. Kahane William M. Kahane	Director	November 27, 2013
* Leslie D. Michelson	Lead Independent Director	November 27, 2013
* Edward G. Rendell	Independent Director	November 27, 2013
* Scott J. Bowman	Independent Director	November 27, 2013
/s/ Nicholas S. Schorsch Nicholas S. Schorsch Attorney-in-fact		November 27, 2013

S-1

EXHIBITS INDEX

Exhibit Index	Description of Document
2.1	Agreement and Plan of Merger, dated as of July 1, 2013, by and among American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., Thunder Acquisition, LLC, American Realty Capital Trust IV, Inc. and American Realty Capital Operating Partnership IV, L.P. (attached as Annex A to the joint proxy statement/prospectus that is part of this registration statement).
2.2	First Amendment to Agreement and Plan of Merger, dated as of October 6, 2013, by and among American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., Thunder Acquisition, LLC, American Realty Capital Trust IV, Inc. and American Realty Capital Operating Partnership IV, L.P. (attached as Annex D to the joint proxy statement/prospectus that is part of this registration statement).
2.2	Second Amendment to Agreement and Plan of Merger, dated as of October 11, 2013, by and among American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., Thunder Acquisition, LLC, American Realty Capital Trust IV, Inc. and American Realty Capital Operating Partnership IV, L.P. (attached as Annex E to the joint proxy statement/prospectus that is part of this registration statement).
3.1	Conformed Articles of Amendment and Restatement for American Realty Capital Properties, Inc., dated July 2, 2013.**(1)
3.2	Bylaws of American Realty Capital Properties, Inc. (filed as exhibit 3.2 to ARCP’s Form S-11/A, filed on June 13, 2011 and incorporated herein by reference).
3.3	Articles Supplementary to the Articles of Incorporation of American Realty Capital Properties, Inc. classifying and designating the Series C Convertible Preferred Stock, dated June 6, 2013 (filed as exhibit 3.5 to ARCP’s Form 8-K, filed on June 12, 2013 and incorporated herein by reference).
4.1	Second Amended and Restated Agreement of Limited Partnership of ARC Properties Operating Partnership, L.P., dated February 28, 2013 (filed as exhibit 4.1 to ARCP’s Form 8-K, filed on March 6, 2013, and incorporated herein by reference).
4.2	Form of Amendment to Agreement of Limited Partnership of ARC Properties Operating Partnership, L.P.*
4.3	Form of Indenture (filed as exhibit 4.6 to ARCP’s Form S-3/A, filed on August 15, 2012 and incorporated herein by reference).
4.4	Form of Indenture (filed as exhibit 4.7 to ARCP’s Form S-3/A, filed on August 15, 2012 and incorporated herein by reference).
5.1	Opinion of Venable LLP as to the legality of the securities.*
8.1	Tax Opinion of Proskauer Rose LLP.*
12.1	Statements re computation of ratios.***
21.1	Subsidiaries of American Realty Capital Properties, Inc. (filed as exhibit 21 to ARCP’s Form 8-K, filed on November 26, 2013, and incorporated herein by reference).
23.1	Consent of Venable LLP (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).*
23.2	Consent of Proskauer Rose LLP (included as part of the opinion filed as Exhibit 8.1 hereto and incorporated herein by reference).*
23.3	Consent of Grant Thornton LLP, independent registered public accounting firm.**
23.4	Consent of Grant Thornton LLP, independent registered public accounting firm.**
23.5	Consent of Grant Thornton LLP, independent certified public accountants.**
23.6	Consent of Grant Thornton LLP, independent certified public accountants.**

Exhibit Index	Description of Document
23.7	Consent of Grant Thornton LLP, independent certified public accountants.**
23.8	Consent of Grant Thornton LLP, independent certified public accountants.**
23.9	Consent of McGladrey LLP, independent registered public accounting firm.**
23.10	Consent of Deloitte & Touche LLP, independent registered public accounting firm**
24.1	Powers of Attorney.**
99.1	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.**
99.2	Form of Proxy of American Realty Capital Trust IV, Inc.*
101.INS	XBRL Instance Document.*
101.SCH	XBRL Taxonomy Extension Schema Document.*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.*
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.*

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment.
(1)	Conformed to reflect filing of Articles of Amendment with the Maryland State Department of Assessments and Taxation on July 2, 2013.